EXHIBIT 10.80

THE 2003 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN OF

SCPIE HOLDINGS INC.

DEFERRED STOCK AND DIVIDEND EQUIVALENT AGREEMENT

FOR INDEPENDENT DIRECTORS

THIS DEFERRED STOCK AND DIVIDEND EQUIVALENT AGREEMENT (this “Agreement”), dated                          (the “Award Date”), is made by and between SCPIE Holdings Inc., a Delaware corporation (the “Company”), and                     , an independent director of the Company or a Subsidiary of the Company (the “Director”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

A. WHEREAS, the Company has established The 2003 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc. (the “Plan”);

B. WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

C. WHEREAS, the Plan provides for the issuance of Deferred Stock and Dividend Equivalents (each as defined in the Plan) to Independent Directors; and

D. WHEREAS, the Company’s Board of Directors (the “Board”), which is authorized to administer the Plan with respect to Deferred Stock and Dividend Equivalents granted to Independent Directors, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the award of the shares of Deferred Stock and Dividend Equivalents provided for herein to the Director in partial consideration of past services to the Company and/or its subsidiaries, and the Board of Directors of the Company has approved the grant of the award of such shares of Deferred Stock and Dividend Equivalents to the Director upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF DEFERRED STOCK AND DIVIDEND EQUIVALENTS

Section 1.1 – Grant of Deferred Stock

The Company hereby grants to the Director under the Plan an award of 2,000 shares of Deferred Stock, subject to all of the terms and conditions in this Agreement and the Plan. A share of Deferred Stock shall represent the right to receive a share of Common Stock distributed on a deferred basis in accordance with the terms and conditions of the Plan and this Agreement.

Section 1.2 – Grant of Dividend Equivalents

The Company hereby grants to the Director under the Plan an award of Dividend Equivalents as set forth in this Section 1.2 (the “Dividend Equivalents”), subject to all of the terms and conditions in this Agreement and the Plan, for all dividends or other distributions the record date of which is after the Award Date, as follows:

(a) In the event that any dividend or other distribution (other than a dividend in the form of shares of Common Stock) is paid or distributed on shares of Common Stock, the Director shall automatically be granted an award of additional full and fractional shares of Deferred Stock as of the payment or distribution date of such dividend or other distribution equal to:

(i) the product of:

(A) the number of shares of Deferred Stock granted to the Director pursuant to this Agreement but not yet distributed pursuant to Article II as of the record date of such dividend or other distribution, multiplied by

(B) the dollar amount of such dividend or distribution per share of Common Stock (if such dividend or payment or distribution is paid in cash), or the fair market value (as determined by the Board) of such dividend or distribution per share of Common Stock (if such dividend or distribution is distributed in kind), as of the date of payment or distribution, divided by

(ii) the Fair Market Value, determined as of the date of payment or distribution.

(b) In the event that any dividend in the form of shares of Common Stock is distributed on shares of Common Stock, the Director shall automatically be granted an award of an additional number of full and fractional shares of Deferred Stock as of the distribution date of such dividend equal to:

(i) the number of shares of Deferred Stock granted to the Director pursuant to this Agreement but not yet distributed pursuant to Article II as of the record date of such dividend, multiplied by

(ii) the number of shares of Common Stock distributed with respect to such dividend per share of Common Stock.

(c) The crediting of additional shares of Deferred Stock based on dividends or other distributions paid or distributed on shares of Common Stock pursuant to this Section 1.2 shall continue until all the shares of Deferred Stock granted to the Director have been distributed or forfeited pursuant to Article II.

Section 1.3 – Grant Made Pursuant to Plan

The Deferred Stock and Dividend Equivalents granted under this Agreement are issued by the Company pursuant to the Plan, the terms and conditions of which are hereby incorporated by reference. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

ARTICLE II

VESTING AND ISSUANCE OF SHARES

Section 2.1 – Vesting of Deferred Stock

(a) On the Award Date, the Deferred Stock is not vested and is subject to forfeiture. Subject to Section 2.1(b) below, the Director shall become vested in the Deferred Stock granted to the Director pursuant to Sections 1.1 and 1.2 of this Agreement on the first anniversary of the Award Date, subject to Director’s continued service as an Employee, Director or Consultant of the Company through such date. Unless and until the shares of Deferred Stock have vested in the manner set forth in this Section 2.1, the Director will have no right to any distribution with respect to such Deferred Stock. Any additional shares of Deferred Stock that are granted to the Director pursuant to Section 1.2 as a result of any dividend or other distribution paid or distributed on shares of Common Stock shall also vest on the one year anniversary of the Award Date and, if the additional shares are granted after the one year anniversary of the Award Date, on the date of grant. Subject to Section 2.1(b) below, if the Director’s service to the Company as an Employee, Director or Consultant terminates, the unvested Deferred Stock granted by this Agreement will terminate automatically and thereupon be forfeited without further notice at no cost to the Company. No shares of Common Stock shall be issued or issuable with respect to any Deferred Stock that terminates unvested and is forfeited.

(b) A Director shall become vested in the Deferred Stock granted pursuant to this Agreement upon the earliest to occur of:

(i) the Director’s death;

(ii) the Director’s Termination of Directorship as a result of his or her total disability (as determined by the Board in accordance with Company policies) or the date of the Director’s early retirement with the consent of the Board; or

(iii) the date immediately prior to a Change in Control.

Section 2.2 – Distribution of Common Stock

(a) Shares of Common Stock shall be distributed to the Director (or in the event of the Director’s death, to his or her estate) with respect to such Director’s vested shares of Deferred Stock granted to the Director pursuant to this Agreement, subject to the terms and provisions of the Plan and this Agreement, commencing following the earliest to occur of (each of the following events, a “Distribution Event”):

(i) the date the Director has a Termination of Directorship (provided, however, that the Board, in its discretion, may provide that a Termination of Directorship has not occurred (A) where there is a simultaneous reemployment of the former Director by the Company or any Subsidiary, or (ii) where such termination is followed by the simultaneous establishment of a consulting relationship by the Company or any Subsidiary with the former Director;

(ii) the date of the Director’s death;

(iii) the date immediately prior to a Change in Control; or

(iv) the date specified on the signature page hereto, if any (the “Fixed Distribution Date”).

(b) Subject to Sections 2.2(c) and (d), following a Distribution Event, a Director’s vested Deferred Stock shall be distributed to him or her (or in the event of the Director’s death, to his or her estate) in a single distribution. The single distribution shall be made, or installment distributions shall commence, within thirty (30) days of the Distribution Event.

(c) In the event a Director dies before all of such Director’s vested Deferred Stock has been distributed to him or her, such unpaid vested shares of Deferred Stock may be distributed to the Director’s estate (i) over the remaining number of years and in the same amounts as such Deferred Stock would have been distributed to the Director had the Director survived, or (ii) in a single distribution, as determined in the sole discretion of the Board. The single distribution shall be made, or installment distributions shall commence, within thirty (30) days of the Director’s death.

(d) In the event of a Change in Control, any shares of Deferred Stock shall be distributed to the Director in a single distribution immediately prior to the Change in Control. In the event of a Change in Control following the occurrence of a Distribution Event but before all of such Director’s vested Deferred Stock has been distributed to him or her, all remaining vested shares of Deferred Stock shall be paid in a single distribution immediately prior to the Change in Control.

(e) All distributions shall be made by the Company in the form of whole shares of Common Stock (and cash in an amount equal to the value of any fractional share of Deferred Stock, determined based on the Fair Market Value as of the distribution date).

Section 2.3 – Changes to Form or Time of Distribution

Except as provided in Section 2.4, neither the time nor form of distribution of the shares of Deferred Stock under this Agreement may be changed, except as may be permitted by the Board in accordance with the Code or the applicable regulations promulgated under the Code relating to nonqualified deferred compensation.

Section 2.4 – Unforeseeable Financial Emergency

If the Director experiences an Unforeseeable Financial Emergency (as defined below), the Director may petition the Board to receive a partial or full distribution of his or her vested shares of Deferred Stock under this Agreement. The distribution shall not exceed the lesser of the Director’s vested Deferred Stock as of the date of the distribution, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency to the extent such amount is not covered by insurance or liquidation of other assets (to the extent the liquidation itself will not cause severe financial hardship). If, subject to the sole discretion of the Board, the petition for a distribution is approved, such distribution shall be made within thirty (30) days of the date of approval. For purposes of this Section 2.2(f), “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Director that would result in severe financial hardship to the Director not covered by insurance or liquidation of other assets (to the extent the liquidation itself will not cause severe financial hardship), resulting from (i) a sudden and unexpected illness or accident of the Director or a dependent (as defined in Section 152(a) of the Code) of the Director, (ii) a loss of the Director’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined in the sole discretion of the Board.

ARTICLE III

GRANTOR TRUST

Section 3.1 – Establishment of Trust

The Company may establish a grantor trust (the “Trust”) in connection with this Agreement, and may make irrevocable contributions to the Trust in accordance with the terms of the trust agreement (the “Trust Agreement”) establishing the Trust. The Trust shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in Internal Revenue Service Revenue Procedure 92-64, I.R.B. 1992-33. The Company shall designate the trustee of the Trust. The Trust Agreement shall provide that the Trust assets shall be subject to the claims of the creditors of the Company in the event of the bankruptcy or insolvency of the Company or other events as prescribed in the Trust Agreement, and that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan or this Agreement as unfunded for purposes of the Code.

Section 3.2 – Investment of Trust Assets

The Trust Agreement may provide that the trustee of the Trust shall invest the assets in the Trust as directed by the Company. The Company may, but shall not be obligated to, direct the trustee to invest the assets of the Trust in shares of Common Stock.

Section 3.3 – Distributions From Trust

The Company may cause the distribution of Common Stock under this Agreement to be made, in whole or in part, by the Trust in accordance with the terms of the Trust Agreement. Any distribution by the Trust shall be in satisfaction of the obligations of the Company under the Plan and this Agreement. Notwithstanding the establishment of the Trust, and any contributions made by the Company to the Trust, the Company shall remain obligated to make all distributions under this Agreement, except to the extent such payments are made by the Trust in accordance with the Trust Agreement.

Section 3.4 – Voting Rights.

To the extent the Company establishes the Trust and directs that the assets of the Trust be invested in shares of Common Stock, all voting rights on shares of Company Stock in the Trust Fund held by the Trust shall be exercised by the Trustee in accordance with the terms of the Trust.

ARTICLE IV

MISCELLANEOUS

Section 4.1 – Administration

The Board shall have the power to interpret the Plan and this Agreement and all other documents relating to the Deferred Stock and Dividend Equivalents granted hereunder and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Deferred Stock and Dividend Equivalents granted hereunder and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

Section 4.2 – Award Not Transferable

No Deferred Stock, Dividend Equivalent or shares of Common Stock issuable with respect thereto or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or the Director’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.3 – Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

(d) The payment by the Director of par value for each share of Common Stock issuable with respect to the Deferred Stock granted hereunder and all amounts required to be withheld, under federal, state and local tax laws, with respect to the grant of the Deferred Stock and Dividend Equivalents or the distribution of Common Stock in respect thereof; and

(e) The lapse of such reasonable period of time as the Board may from time to time establish for reasons of administrative convenience.

Section 4.4 – Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to the address given beneath the Director’s signature hereto. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of its status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5 – Rights as Stockholder

Except as otherwise provided herein, the Director shall not have any rights of a stockholder with respect to the Deferred Stock, the Dividend Equivalents or the Common Stock issuable with respect thereto unless and until the share certificate(s) representing the Common Stock issuable with respect thereto has been issued to the Director pursuant to Article II.

Section 4.6 – Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7 – Conformity to Securities Laws

This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Deferred Stock and Dividend Equivalents granted hereunder and the Common Stock issuable with respect thereto shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Deferred Stock and Dividend Equivalents granted hereunder and the Common Stock issuable with respect thereto shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.8 – Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.9 – Governing Law

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.10 – Unfunded, Unsecured Obligations

The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Director or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement. The interest of the Director or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that the Director or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SCPIE HOLDINGS INC.

By
President

By
Secretary

Director’s Signature

Director’s Address

Director’s Social Security Number:

Fixed Distribution Date (if any):
(this date must be at least three years from the Award Date)